UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2009
TECUMSEH PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01   Change in Control of the Registrant
As previously disclosed, on February 19, 2009, the Herrick Foundation notified the Company of its intent to run a competing slate of four nominees for election as directors to the Company’s seven member Board at the 2009 Annual Meeting of Shareholders, held on August 14, 2009. On August 28, 2009, on the basis of the certified results of voting at the Annual Meeting, all four of the Herrick Foundation’s nominees were elected to serve on the Company’s seven member Board, which may constitute a change in control of the Company for the purposes of this Item 5.01.
The Herrick Foundation is a Michigan nonprofit corporation that, together with its affiliates, controls approximately 33% of the outstanding shares of voting Class B Common Stock. Information concerning the Herrick Foundation’s nominees, Messrs. Herrick, Lebowski, Seikel and Savas, were included in the Herrick Foundation’s Definitive Proxy Statement on Form DEFC 14A, filed with the Securities and Exchange Commission on July 15, 2009.
To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 28, 2009, William R. Barker and David A. Bloss, Sr., each of whom were elected as directors at the Annual Meeting, resigned from the Board. Following the resignation of Messrs. Barker and Bloss, the Company has five directors, of whom three are independent under the applicable NASDAQ rules. Messrs. Barker and Bloss did not resign on account of any disagreement with the Company’s operations, policies or practices.
Item 8.01   Other Events.
On August 28, 2009, the Company issued a press release about the results of the Annual Meeting. A copy of the press release is filed as an exhibit to this Form 8-K and is hereby incorporated into this Item 8.01 by reference. More detailed information concerning the matters submitted to a vote at the Annual Meeting will be included in response to Item 4 of Part II of the Company’s Form 10-Q for the third quarter 2009 to be filed with the Securities and Exchange Commission.
Item 9.01   Financial Statements and Exhibits.
     The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY
Date: September 2, 2009	By	/s/ James S. Nicholson
James S. Nicholson
Vice President, Treasurer and Chief Financial Officer

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